UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2001

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Suite 300, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

     ITEM 5. OTHER EVENTS.

     On December 14, 2001, Salem Communications Corporation (the “Company”), Salem Communications Holding Corporation (“Salem Holding”) and their affiliate guarantors announced that they were considering providing a subsequent offering period in connection with their exchange offer launched November 13, 2001 of $150,000,000 in principal amount of Salem Holding’s 9% Series B Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like amount of its outstanding 9% Series A Senior Subordinated Notes due 2011 (the “Exchange Offer”). A copy of the related press release is attached hereto as Exhibit 99.1.

     On December 17, 2001, the Company, Salem Holding and their affiliate guarantors announced that they had elected to provide a subsequent offering period in connection with the Exchange Offer and that this subsequent offering period would expire at 5:00 p.m., New York City time, Wednesday, December 19, 2001, unless extended. A copy of the related press release is attached hereto as Exhibit 99.2.

     On December 27, 2001, the Company, Salem Holding and their affiliate guarantors announced that the Exchange Offer was completed and that an aggregate of $149,670,000 in principal amount of the outstanding Series A notes were exchanged for a like principal amount of the Series B notes in the Exchange Offer. A copy of the related press release is attached hereto as Exhibit 99.3.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	December 14, 2001 press release of the Company.
99.2	December 17, 2001 press release of the Company.
99.3	December 27, 2001 press release of the Company.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: December 26, 2001	By:	\s\ Jonathan L. Block

Jonathan L. Block Vice President, General Counsel and Secretary

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	December 14, 2001 press release of the Company.
99.2	December 17, 2001 press release of the Company.
99.3	December 27, 2001 press release of the Company.

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